SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2002
Date of Report
(Date of earliest event reported)

AVENUE A, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-29361 (Commission File No.)	91-1819567 (IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104
(Address of principal executive offices, including zip code)

(206) 816-8800
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On April 17, 2002, Avenue A, Inc. (“Avenue A”) filed a complaint for declaratory judgment against 24/7 Media, Inc. d/b/a 24/7 Real Media, Inc. (“24/7”) in the United States District Court for the Western District of Washington. The complaint seeks a declaratory judgment that 24/7’s United States Patent No. 6,026,368, entitled “On-Line Interactive System and Method for Providing Content and Advertising Information to a Targeted Set of Viewers” (the “‘368 Patent”), is invalid and/or not infringed by the activities and products of Avenue A. The complaint also seeks an injunction prohibiting 24/7 and its affiliates from asserting the ‘368 Patent against Avenue A or from suggesting that Avenue A is infringing any aspect of the ‘368 Patent.

On May 10, 2002, 24/7 filed an answer to Avenue A’s complaint and counterclaim against Avenue A in the United States District Court for the Western District of Washington. The counterclaim alleges current and past infringement by Avenue A of the ‘368 Patent. The counterclaim seeks dismissal of Avenue A’s claim, an injunction against Avenue A and its affiliates from further alleged infringement of the ‘360 Patent and an award of treble damages and attorney’s fees. Avenue A believes that the claims set forth in 24/7’s counterclaim are without merit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2002

AVENUE A, INC.

By:	/S/ JEFFREY J. MILLER
	Name: Title:	Jeffrey J. Miller Senior Vice President, Legal and Privacy Affairs and Corporate Secretary